UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-31533 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders
     (a) The Registrant held its Annual Meeting of Shareholders on July 29, 2010.
     (b) Proxies for the Annual Meeting of Shareholders were solicited pursuant to Regulation 14A of the Exchange Act; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees were elected. The final results of the voting for eight directors for a term until the 2011 Annual Meeting of Shareholders are set forth below:
Proposal No. 1 — Election of Directors — Approved

	Votes For	Withheld	Broker non-votes

Alfred Altomari	16,740,266	211,668	-0-

David M. Bartash	15,184,704	1,767,230	-0-

Alexander W. Casdin	16,724,294	227,640	-0-

Robert F. Doman	16,654,144	297,790	-0-

Jay M. Haft, Esq.	15,184,756	1,767,178	-0-

Paul J. Hondros	16,737,818	214,116	-0-

Magnus Moliteus	15,184,456	1,767,478	-0-

David M. Wurzer, CPA	16,739,988	211,946	-0-
     Described below is the other matter voted upon at the Annual Meeting of Shareholders and the final number of affirmative votes, negative votes, abstentions and broker non-votes.
Proposal No. 2 — Ratification of the Selection of Independent Registered Public Accounting Firm — Approved
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Registrant for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker non-votes

21,409,327	241,722	13,960	-0-
     (c) On May 13, 2010, the Registrant filed a Form 8-K describing the terms of an agreement with SRB Management, L.P., SRB Greenway Opportunity Fund, (QP), L.P., SRB Greenway Opportunity Fund, L.P., BC Advisors, LLC, Steven R. Becker and Matthew A.

Drapkin to avoid a proxy contest for the election of directors at the 2010 Annual Meeting of Shareholders. The full agreement is attached as Exhibit 10.1 to the Form 8-K which is incorporated by reference therein.
     The Registrant thanks its former directors, Richard Lufkin, John Abeles and Marvin Lesser for their service to the Registrant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: August 2, 2010	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer